                                                                    Exhibit 10.8



                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (hereinafter "Amendment") is made upon this 30th day of June 2000, by and between McCANDLESS PROPERTIES, a California limited partnership (Landlord") and MONOLITHIC SYSTEM TECHNOLOGY, INC., a California corporation ("Tenant").

                                    RECITALS
                                    --------

     A. Tenant currently leases from Landlord approximately eight thousand (8,000) square feet of space located at 1020 Stewart Drive, California (the "Initial Premises") pursuant to that certain lease dated September 24, 1996 ("Lease"). The Initial Premises are shown on Exhibits A and B attached hereto.

     B. Tenant desires to expand the Premises by adding approximately eleven thousand five hundred (11,500) square feet of additional space located at 1012 Stewart Drive, California (the "Expansion Space"). The Expansion Space is shown on Exhibits A and C attached hereto .

     C. Tenant desires to extend the term of the Lease.

     D. Landlord is willing to so extend the term and to so expand the Premises on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. PREMISES. Commencing on July 1, 2000, the Expansion Space shall be added to the Initial Premises and, thereafter, the total area leased shall be increased from approximately eight thousand (8,000) square feet to approximately nineteen thousand five hundred (19,500) square feet.

     2. TERM. The term of the Lease is for the entire Premises, as expanded, is hereby extended to, and shall include, June 30, 2005. The period commencing on July 1, 2000 and ending on June 30, 2005 is referred to herein as the Second Extended Term.

     3. BASIC RENT. Paragraphs 4 (a)and 5 of the Lease are hereby amended to provide that as of July 1, 2000 the amount of basic rent due and payable under the Lease shall be as set forth below:


     July 1, 2000 until October 31, 2000                  $48,575.00/mo.

     November 1, 2000 until June 30, 2001                 $48,975.00/mo.

     July 1, 2001 until October 31, 2001                  $50,844.00/mo.

     November 1, 2001 until June 30, 2002                 $66,544.00/mo.

     July 1, 2002 until June 30, 2003                     $69,820.00/mo.

     July 1, 2003 until June 30, 2004                     $73,301.00/mo.

     July 1, 2004 until June 30, 2005                     $76,986.00/mo.

     The above basic monthly rent calculations are predicated on basic rent of $3.25 per square foot per month triple net as of July 1, 2000 for the Expansion Space with five percent (5%) annual increases thereafter and basic rent of $3.41 per square foot per month triple net as of November 1, 2001 for the Initial Premises from November 1, 2001 until June 30, 2002 with five percent (5%) annual increases thereafter. A spreadsheet showing the calculations and totals of basic rent for each month is attached hereto as Exhibit D.

     4. COMMON AREA CHARGES. Commencing on the July 1, 2000, Tenant's proportionate share of common area charges as set forth in paragraph 16 of the Lease shall be increased from 40.03% to 100%.

     5. SECURITY DEPOSIT. Commencing on the July 1, 2000, Tenant shall deposit with Landlord the sum of Twenty Six Thousand Eight Hundred and 00/100 Dollars ($26,800.00), which sum shall be held by Landlord as additional security deposit under the terms described in paragraph 4 (e) of the Lease. Tenant's total security deposit held by Landlord therefore shall be increased as of July 1, 2000 from Twenty Three Thousand Two Hundred and 00/100 Dollars ($23,200) to Fifty Thousand and 00/100 Dollars ($50,000.00). Such security deposit shall not be reduced by means of a rent credit or any other means and Tenant hereby waives any further security deposit reductions as provided for in paragraph 4 (e)of the Lease.

     6. PARKING. Commencing on the Effective Date, Tenant's right to the non-exclusive use of the parking spaces, as defined in paragraph 15 of the Lease, shall be increased to sixty-eight (68) spaces.

     7. EXPANSION SPACE TAKEN "AS IS". Tenant is leasing the Premises from Landlord "as is" in its existing condition as of the date hereof. Landlord shall have no obligation to alter or improve the Premises except only to clean the Premises as reasonably necessary.

     Tenant acknowledges that, except as expressly contained in this lease, neither Landlord nor anyone acting for or on behalf of Landlord has made any representation, warranty or promise to Tenant concerning the physical aspects or condition of any of the Project; the feasibility, desirability or convertibility of any of the Project into any particular use; the zoning, building or land use restrictions applicable to the zoning, building or land use restrictions applicable to the Project; the projected income or expenses for any of the Project or any business conducted thereon; the suitability of the Project for any particular use; or the presence or absence of any Hazardous Materials; and that in entering into this lease, Tenant has not relied upon any representation, statement or warranty of Landlord or anyone acting for or on behalf of Landlord, other than as expressly contained in this lease, and that all matters concerning the Premises shall be independently verified by Tenant and that Tenant shall enter into this lease on Tenant's own examination thereof (or Tenant's election not to do so). Tenant does hereby waive, and Landlord does hereby disclaim, all warranties of any type or kind whatsoever with respect to the Project, express or implied, including by way of description, but not limitation, those of fitness for a particular purpose, tenantability, habitability and use. Tenant hereby expressly assumes the risk that adverse physical conditions and the full extent thereof (including, without limitation, soil, groundwater and surface water contamination and air pollution from Hazardous Materials) may not be revealed by Tenant's inspections, reviews and studies of the Project prior to the date of possession.

     No person acting on behalf of Landlord is authorized to make, and by execution hereof Tenant acknowledges that no such person has made, any representation, warranty, guaranty or promise except as may be expressly set forth herein; and no agreement, statement, representation, guaranty or promise made by any such person which is not expressly contained herein shall be valid or binding on Landlord and Landlord's agents, heirs, successors or assigns. The only representations or warranties outstanding with respect to the Project, or Landlord, either express or implied by law, are expressly set forth herein.

     Tenant acknowledges that any and all documentary information, soil reports, environmental audits, site assessments, analyses or reports, insurance policies or other information of whatever type which Tenant has received or may receive from Landlord or Landlord's agents is furnished on the express condition that Tenant shall make Tenant's own independent verification of the accuracy and completeness of such information. Tenant agrees that Tenant shall not attempt to assert any liability upon Landlord or Landlord's agents for furnishing such information and Tenant does hereby release Landlord and Landlord's agents, heirs, successors and assigns free and harmless from and against, any and all such claims or liability.

     8. ENVIRONMENTAL MATTERS.

          A. TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS.

               (1) Without limiting Tenant's obligations under paragraph 7 of the Lease, Tenant shall comply with and shall cause the Project to comply with, all federal, state, and local laws, statutes, rules, regulations, codes, ordinances, and other governmental requirements (including, without limitation, permits, licenses, consent decrees and administrative orders)now or hereafter in effect relating or pertaining in any way to (i) human health, safety or protection, (ii) workplace safety, (iii) industrial hygiene, (iv) the use, generation, handling, maintenance, treatment, removal, transportation, storage, release, discharge, disposal, or disclosure of Hazardous Materials, or (v) the protection or regulation of the environment, all as amended and modified from time to time (collectively, "Environmental Requirements"). Tenant shall cause all governmental permits and other approvals relating to the use or operation of the Project required by applicable Environmental Requirements or any other applicable laws to all times remain in effect, and Tenant shall at all times comply with such permits and other approvals.

               (2) Tenant shall not cause, or permit to occur, any release, discharge, use, generation, manufacture, storage, treatment, transportation, or disposal by Tenant or any of its employees, agents, contractors, visitors, clients, customers, sublessees, assignees, successors, licensees or invitees, of any Hazardous Materials on, in, under, about, or from the Premises or any other part of the Project. However, notwithstanding the foregoing, Tenant may use on the Premises, without Landlord's prior written consent, but only upon written notice to Landlord and in compliance with all Environmental Requirements and other applicable laws, any ordinary and customary materials reasonably required for use by Tenant in the normal course of the permitted use described in paragraph 1 hereof and further, but only so long as such use is not a Reportable Use (defined below)and does not expose the Premises or any other part of the Project or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability whatsoever therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Materials by Tenant upon Tenant's giving Landlord such additional assurances as Landlord in its sole discretion, deems necessary to protect itself, the public, the Premises, the Project, and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before the expiration or earlier termination of this lease) of reasonably necessary protective modifications to the Premises (such as concrete encasement) and/or the deposit of an additional security deposit. As used herein, "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the release, generation, possession, storage, use, transportation, discharge or disposal of any Hazardous Materials that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental agency or authority, and (iii) the presence in, on or about the Premises, the Project of any Hazardous Materials with respect to which any Environmental Requirements or other applicable laws require that a notice be given to persons entering or occupying the Premises, the Project or neighboring properties.

               (3) If Tenant knows, or has reasonable cause to believe, that any Hazardous Materials have come to be located in, on, under or about the Premises or the Project (other than those Hazardous Materials that have come to be located beneath and/or in the vicinity of the Project prior to the date of this lease and other than those Hazardous Materials as previously consented to by Landlord in writing, if any), to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding, given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Materials including but not limited to all such documents as may be involved in any Reportable Use involving the Premises or the Project. Landlord's receipt of any notice, documents or other information from Tenant as provided above in this paragraph shall not create any obligation on the part of Landlord to respond in any way to such notice, documents or information or the conditions described therein.

               (4) Tenant shall immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with Environmental Requirements (provided, however, that Landlord's receipt of any of the foregoing shall in no way create or impose any duty or obligation upon Landlord to respond thereto. Tenant shall promptly cure and have dismissed with prejudice any of those actions and proceedings to the satisfaction of Landlord.

               (5) Landlord, its agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises or Project shall have the right, but not the obligation, to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this lease (including compliance with Environmental Requirements)and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's activities, including but not limited to Tenant's use, storage, handling, transportation, maintenance, or removal of any Hazardous Materials on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a default or breach of this lease by Tenant or a violation of any Environmental Requirement or a contamination caused or materially contributed to by the Tenant is found to exist or to be imminent , or unless the inspection is requested or ordered by a governmental agency or authority as the result of any such existing or imminent violation or contamination, in such case, Tenant shall upon request reimburse Landlord, for the costs and expenses of such inspections.

               (6) If Tenant breaches any of its warranties, representations, or covenants under this paragraph 8, Landlord may, without obligation, cause the removal (or other cleanup or other response acceptable to Landlord) of any Hazardous Materials from the Project, and the costs of any Hazardous Materials removal, remediation, detoxification, or other response (including, without limitation, disposal, transportation and storage costs and all costs of refitting or otherwise altering the Premises or any other part of the Project shall be covered by the indemnity in paragraph 8B, below, whether or not a court or other governmental authority has ordered such removal, remediation, detoxification or other response and those costs shall become due and payable on demand by Landlord. Tenant shall give Landlord, its agents, contractors, and employees access to the Premises to remove, remediate, detoxify, clean up or otherwise respond to any Hazardous Materials, and this lease shall not be construed as creating any such obligation.

          B. INDEMNIFICATION OF LANDLORD. Tenant agrees to indemnify, defend (with counsel acceptable to Landlord and at Tenant's sole cost), and hold Landlord and Landlord's partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all losses, liabilities, obligations, penalties, claims, litigation, orders, demands, defenses, costs, judgments, suits, penalties, proceedings, damages (including, without limitation, consequential damages, diminution of the value of the Premises or Project, disbursements, losses, or expenses of any kind (including, without limitation, attorneys' and experts' fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, suffered by, incurred by, or asserted or awarded against Landlord or any of its partners, employees, agents, attorneys, successors or assigns in connection with or arising directly or indirectly out of:

               (1) Any release, threatened release, discharge, handling, use, storage, presence, transportation, or disposal of any Hazardous Materials (whether or not the use thereof is a Reportable Use or has been consented to by Landlord on, in, under, or affecting all or any part of the Premises or Project which is (or are) attributable, in whole or in part, directly or indirectly, to any act or omission of Tenant or any employee, agent, contractor, visitor, client, customer, sublessee, assignee, successor, licensee or invitee of Tenant;

               (2) Any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this paragraph 8;

               (3) Any failure by Tenant or any employee, agent, contractor, visitor, customer, sublessee, assignee, successor, client, licensee or invitee of Tenant to comply with any Environmental Requirement or other applicable law, whether such failure was made knowingly or unknowingly or intentionally or unintentionally.

     This indemnification is the personal obligation of Tenant and shall survive the expiration or sooner termination of this lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Landlord under the Comprehensive Environmental Response, Compensation and Liability Act, as amended and reauthorized to date (42 U.S.C. Sections 9601 et seq.) ("CERCLA"), or any state equivalent or any similar law now existing or enacted after this date. To the extent that Landlord is strictly liable under any such law, regulation, ordinance, or requirement, Tenant's obligation to Landlord under this indemnity shall also be without regard to fault on the part of Tenant with respect to the violation or condition that results in liability to Landlord.

          C. DEFINITION OF HAZARDOUS MATERIALS. "Hazardous Materials" means any product substance, chemical, material or waste whose presence, nature, quantity and/or intensity or existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with any other materials, substances or chemicals is either (i) potentially injurious or harmful to the public health, safety or welfare, the Premises, or the environment (including, without limitation, any soil, air, groundwater, and subsurface media on, in, under, above or about the Project); (ii) regulated or monitored by any federal, state or local governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency, private party, or other third party under any Environmental Requirement or any other applicable statute, regulation, code, ordinance or common law theory. Without limiting the scope or generality of the foregoing, Hazardous Materials shall include, but not be limited to any petroleum or petroleum byproducts or petroleum hydrocarbons, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste and any "hazardous substance" or "toxic waste" as those terms are defined under the provision of the California Health and Safety Code and/or CERCLA.

          D. DISCLOSURE. Tenant represents to Landlord that Tenant is aware that detectable amounts of hazardous substances and groundwater contaminants have come to be located beneath and/or in the vicinity of the Project. (See, for example, California Regional Water Quality Control Board order No. 96-135) Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Project. Landlord makes no representation or warranty with regard to the environmental condition of the Project. Tenant and its affiliated entities and their respective partners, employees, successors and assigns, hereby covenant and agree not to sue and forever release and discharge Landlord, and its trustees, officers, directors, agents and employees for and from any and all claims, losses, damages, causes of action and liabilities, arising out of hazardous substances or groundwater contamination presently existing on, under or emanating from the Project.

          E. SURVIVAL. The provisions of this paragraph 8 shall survive the expiration or earlier termination of the term of this lease.

     Notwithstanding provisions in this lease to the contrary, Tenant shall have no obligation to clean up or to reimburse, release, indemnify, or defend Landlord with respect to removal or liability respecting hazardous materials or wastes unless the hazardous materials in question were stored, disposed, transported, used, analyzed, released, threaten to be released or otherwise caused to be present in or about the Premises or Project by Tenant or its agents, employees, invitees, assignees, contractors or subcontractors or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful).

     9. BROKERS. Each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Amendment or expanding the Premises, and that there are no leasing commissions to be paid by Landlord or Tenant in connection with this transaction. Each party hereto shall hold harmless the other party from all damages, loss or liability resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom such party has dealt, or purportedly has dealt, in connection with this transaction.

     10. OPTION TO EXTEND TERM. Notwithstanding the provisions of this Amendment extending the term of the lease, Tenant shall not be deemed to have exercised its option to extend the term of the Lease as described in paragraph 55 of the Lease and such option shall remain effective as described in paragraph 55 of the Lease.

     11. SUBJECT TO TERMINATION AGREEMENT. Notwithstanding the above, the validity and effectiveness of this Amendment is subject to and contingent upon Landlord's receipt of a valid and fully executed termination agreement from the existing tenant in the Expansion Space, Calient Networks, Inc. (formerly Chromisys, Inc.), terminating such tenant's lease of the Expansion Space as of June 30, 2000.

     12. RESTATEMENT OF OTHER LEASE TERMS. Except as specifically modified herein, all other terms, covenants and conditions of the Lease, including Tenant's obligation to pay common area charges, shall remain in full force and effect.

                         SPACE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:                                     TENANT:

McCANDLESS PROPERTIES,                        Monolithic System Technology, Inc.
a California limited partnership              a California corporation

By:                                           By:
   ---------------------------------------       ------------------------------
Jean A. McCandless, as Trustee under the
Charles S. McCandless and Jean A. McCandless
Inter Vivos Trust Agreement dated January 25, ---------------------------------
1977, a General Partner                                  (Printed Name)

                                              ---------------------------------
                                                            (Title)

            7-9-00                                       July 5, 2000
------------------------------------------    ---------------------------------
            (Date)                                           (Date)